EXHIBIT 23


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                         CONSENT OF INDEPENDENT AUDITORS




As independent auditors, we hereby consent to the incorporation of our report, dated August 3, 2000, incorporated by reference in this annual report of Advance Financial Bancorp on Form 10-KSB for the year ended June 30, 2000, into the Company's previously filed Form S-8 Registration Statement File No. 333-74681.



/s/S.R. Snodgrass, A.C.
S.R. Snodgrass, A.C.
Steubenville, Ohio

September 28, 2000